UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012 (January 5, 2012)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Homeowners Quota Share Reinsurance Contract

On January 5, 2012, State Automobile Mutual Insurance Company (“State Auto Mutual”), on behalf of itself and on behalf of the insurance subsidiaries and affiliates now under its ownership, control or management, including the insurance subsidiaries of State Auto Financial Corporation, entered into a Homeowners Quota Share Reinsurance Contract (the “Quota Share Contract”) with a syndicate of reinsurers. State Auto Mutual and its insurance subsidiaries and affiliates which are subject to the Quota Share Contract are hereinafter collectively referred to as the “State Auto Group.”

Under the Quota Share Contract, the State Auto Group cedes to the reinsurers 75% of its homeowners business (as classified by the State Auto Group) under policies in force at the effective time and date and new and renewal policies thereafter issued during the term of the agreement. The Quota Share Contract became effective at 11:59 p.m. on December 31, 2011, and remains in place through December 31, 2014.

A reinsurer may terminate its participation in the Quota Share Contract upon the occurrence of certain events, including, without limitation, the following: the policyholders’ surplus of the State Auto Group has been reduced by more than 25% from the amount of its surplus as of September 30, 2011; or the State Auto Group has been assigned an A.M. Best’s rating below A-.

Under the Quota Share Contract, the State Auto Group will receive a 29.0% commission on all premiums ceded to the reinsurers during the term of the agreement. Subject to the terms and conditions of the Quota Share Contract, the State Auto Group may receive a profit commission.

While the reinsurers have agreed to accept 75% of the State Auto Group’s subject homeowners’ net liability, the liability of the reinsurers will not exceed any of the following: $3,000,000 as to any one risk with respect to property losses; $2,000,000 as to any one insured with respect to liability losses; $55,000,000 as to all losses arising from any one loss occurrence; 50% of the ceded net earned premium for the first contract year with respect to all losses arising from all Catastrophe Loss Occurrences commencing during the first contact year, subject to an amount not to exceed $181,000,000 for the first contract year; 40% of the ceded net earned premium for the second contract year with respect to all losses arising from all Catastrophe Loss Occurrences commencing during the second contact year, subject to an amount not to exceed $150,000,000 for the second contract year; 30% of the ceded net earned premium for the third contract year with respect to all losses arising from all Catastrophe Loss Occurrences commencing during the third contract year, subject to an amount not to exceed $117,000,000 for the third contract year; or 34% of the ceded net earned premium for the term of the agreement with respect to all losses arising from all Catastrophe Loss Occurrences commencing during the term of the agreement, subject to an amount not to exceed $380,000,000 for the term of the contract. Catastrophe Loss Occurrence is defined as any one loss occurrence which has been assigned a catastrophe number by the Insurance Services Office Property Claim Services.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on January 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: January 11, 2012	By	/s/ James A. Yano
Vice President and General Counsel